
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the financial statements of Genzyme Development Partners, L.P. and is qualified in its entirety by reference to such financial statements as included in the Annual
Report on Form 10-K for 1996 for Genzyme Development Partners, L.P.
</LEGEND>
<MULTIPLIER> 1
<CURRENCY> U.S. DOLLARS

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               DEC-31-1996
<EXCHANGE-RATE>                                      1
<CASH>                                             151
<SECURITIES>                                         0
<RECEIVABLES>                                        0
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                   159
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                                     159
<CURRENT-LIABILITIES>                              355
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                       (196)
<TOTAL-LIABILITY-AND-EQUITY>                       159
<SALES>                                              0
<TOTAL-REVENUES>                                     0
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                   404
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                  (552)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                              (552)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     (522)
<EPS-PRIMARY>                                        0<F1>
<EPS-DILUTED>                                        0

<F1>Genzyme Development Partners, L.P. is a Delaware limited Partnership. Net earnings or loss are reported per partnership unit instead of per share. For the year ended December 31, 1996, the Partnership's net loss was allocated $461 per limited partnership unit (737 units in total) and $212,000 to the General Partner (1 unit).

